Exhibit 10.1

Execution Version

AMENDMENT NO. 4 TO CREDIT AND SECURITY AGREEMENT

This AMENDMENT NO. 4 TO CREDIT AND SECURITY AGREEMENT (this “Agreement”) is dated as of August 1, 2020, by and among WILLIAMS INDUSTRIAL SERVICES GROUP INC., a Delaware corporation (the “Company”), each of its direct and indirect Subsidiaries set forth on the signature pages hereto as a “Borrower” (together with the Company, collectively, the “Borrowers” and each individually, a “Borrower”), MidCap Funding IV Trust, a Delaware statutory trust, individually as a Lender and as Agent (in such capacity, together with its successors and assigns, “Agent”) and the other financial institutions or other entities from time to time parties to the Credit Agreement referenced below, each as a Lender.

RECITALS

A.          Agent, Lenders and Borrower have entered into that certain Credit and Security Agreement, dated as of October 11, 2018 (as amended by that certain Amendment No. 1 to Credit and Security Agreement dated as of October 16, 2019, Amendment No. 2 to Credit and Security Agreement dated as of November 14, 2019 and effective as of November 13, 2019 and Amendment No. 3 to Credit and Security Agreement dated as of January 13, 2020, the “Original Credit Agreement” and as amended hereby and as it may be further amended, modified, supplemented and restated from time to time, the “Credit Agreement”), pursuant to which the Lenders have agreed to make certain advances of money and to extend certain financial accommodations to Borrowers in the amounts and manner set forth in the Credit Agreement.

B.          Borrower has requested, and Agent and all Lenders have agreed, to amend certain provisions of the Original Credit Agreement, all in accordance with the terms and subject to the conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the terms and conditions set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent, Lenders and Borrower hereby agree as follows:

1.          Recitals.  This Agreement shall constitute a Financing Document and the Recitals and each reference to the Credit Agreement, unless otherwise expressly noted, will be deemed to reference the Original Credit Agreement as amended hereby.  The Recitals set forth above shall be construed as part of this Agreement as if set forth fully in the body of this Agreement and capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement (including those capitalized terms used in the Recitals hereto).

2.          Amendments to Original Credit Agreement.  Subject to the terms and conditions of this Agreement, including, without limitation, the conditions to effectiveness set forth in Section 4 below, the Original Credit Agreement is hereby amended as follows:

(a)         The following defined terms are hereby added to Section 1.1 of the Original Credit Agreement in appropriate alphabetical order:

“Fourth Amendment Effective Date” means August 1, 2020.

MidCap / Williams / Amendment No. 4 to Credit Agreement

(b)         Clause (k) of the definition of “Eligible Account” in Section 1.1 of the Original Credit Agreement is hereby amended as follows:

“(k) the total unpaid Accounts of the Account Debtor obligated on the Account exceed twenty percent (20%) (or, solely with respect to the Accounts owing by Southern Nuclear Operating Company, (x) for the period beginning August 1, 2020 through August 1, 2021, sixty percent (60%) and (y) at all times thereafter, fifty percent (50%)); provided that only the amount of the Accounts of such Account Debtor exceeding any such applicable limitation shall be considered ineligible.”

(c)         Section 2.2(f) of the Original Credit Agreement is hereby amended and restated in its entirety as follows:

“(f)        Deferred Revolving Loan Origination Fee.  If Lenders’ funding obligations in respect of the Revolving Loan Commitment under this Agreement terminate for any reason (whether by voluntary termination by Borrowers, by reason of the occurrence of an Event of Default or otherwise) prior to the Commitment Expiry Date, Borrowers shall pay to Agent, for the benefit of all Lenders committed to make Revolving Loans on the Closing Date, a fee as compensation for the costs of such Lenders being prepared to make funds available to Borrowers under this Agreement, equal to an amount determined by multiplying the Revolving Loan Commitment by the following applicable percentage amount:  2.00% for the first two years following the Fourth Amendment Effective Date, 1.50% for the third year following the Fourth Amendment Effective Date, and 1.00% thereafter; provided that no such fee shall be payable within 90 days of the Commitment Expiry Date. All fees payable pursuant to this paragraph shall be deemed fully earned and non-refundable as of the Closing Date.”

3.            Representations and Warranties; Reaffirmation of Security Interest.  Each Borrower hereby confirms that all of the representations and warranties set forth in the Credit Agreement are true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) with respect to such Borrower as of the date hereof except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct in all material respects (or, in the case of any representation or warranty that is, by its terms, qualified by materiality, in all respects) as of such earlier date.   Nothing herein is intended to impair or limit the validity, priority or extent of Agent’s security interests in and Liens on the Collateral.  Each Borrower acknowledges and agrees that the Credit Agreement, the other Financing Documents and this Agreement constitute the legal, valid and binding obligation of such Borrower, and are enforceable against such Borrower in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

4.          Conditions to Effectiveness. This Agreement shall become effective as of the date on which each of the following conditions have been satisfied, as determined by Agent in its sole discretion:

(a)         each Borrower shall have delivered to Agent this Agreement, executed by an authorized officer of such Borrower;

(b)         all representations and warranties of Borrowers contained herein shall be true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) as of the date hereof except to the extent that any such representation or

MidCap / Williams / Amendment No. 4 to Credit Agreement

warranty relates to a specific date in which case such representation or warranty shall be true and correct in all material respects (or, in the case of any representation or warranty that is, by its terms, qualified by materiality, in all respects) as of such earlier date (and such parties’ delivery of their respective signatures hereto shall be deemed to be its certification thereof); and

(c)         prior to and after giving effect to the agreements set forth herein, no Default or Event of Default shall exist under any of the Financing Documents.

5.          [Reserved.]

6.          [Reserved.]

7.          Release.  In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, other than with respect to the agreements of the Lenders specifically set forth herein, each Borrower, voluntarily, knowingly, unconditionally and irrevocably, with specific and express intent, does hereby fully and completely release, acquit and forever discharge each of Agent, Lenders, and each their respective parents, subsidiaries, affiliates, members, managers, shareholders, directors, officers and employees, and each of their respective predecessors, successors, heirs, and assigns (individually and collectively, the “Released Parties”), of and from any and all actions, causes of action, suits, debts, disputes, damages, claims, obligations, liabilities, costs, expenses and demands of any kind whatsoever, at law or in equity, whether matured or unmatured, liquidated or unliquidated, vested or contingent, choate or inchoate, known or unknown, arising out of, arising under or related to the Financing Documents that such Borrower has against the Released Parties or any of them (whether directly or indirectly)and that arise from events occurring before the date hereof.  Borrower acknowledges that the foregoing release is a material inducement to Agent’s and each Lender’s decision to enter into this Agreement and agree to the modifications contemplated hereunder, and has been relied upon by Agent and Lenders in connection therewith.

8.          No Waiver or Novation.  The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided in this Agreement, operate as a waiver of any right, power or remedy of Agent, nor constitute a waiver of any provision of the Original Credit Agreement, the other Financing Documents or any other documents, instruments and agreements executed or delivered in connection with any of the foregoing.  Nothing herein is intended or shall be construed as a waiver of any existing Defaults or Events of Default under the Credit Agreement or the other Financing Documents or any of Agent’s rights and remedies in respect of such Defaults or Events of Default.  This Agreement (together with any other document executed in connection herewith) is not intended to be, nor shall it be construed as, a novation of the Credit Agreement.

9.          Affirmation.  Except as specifically amended pursuant to the terms hereof, each Borrower hereby acknowledges and agrees that the Original Credit Agreement and all other Financing Documents (and all covenants, terms, conditions and agreements therein) shall remain in full force and effect, and are hereby ratified and confirmed in all respects by such Borrower. Each Borrower covenants and agrees to comply with all of the terms, covenants and conditions of the Original Credit Agreement and the other Financing Documents, notwithstanding any prior course of conduct, waivers, releases or other actions or inactions on Agent’s or any Lender’s part which might otherwise constitute or be construed as a waiver of or amendment to such terms, covenants and conditions.

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10.        Miscellaneous.

(a)         Reference to the Effect on the Credit Agreement.  Upon the effectiveness of this Agreement, each reference in the Original Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of similar import shall mean and be a reference to the Original Credit Agreement, as amended by this Agreement.  Except as specifically amended above, the Original Credit Agreement, and all other Financing Documents (and all covenants, terms, conditions and agreements therein), shall remain in full force and effect, and are hereby ratified and confirmed in all respects by each Borrower.

(b)         Governing Law.  THIS AGREEMENT AND ALL DISPUTES AND OTHER MATTERS RELATING HERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(c)         Incorporation of Credit Agreement Provisions.  The provisions contained in Section 11.6 (Indemnification), Section 12.8(b) (Submission to Jurisdiction) and Section 12.9 (Waiver of Jury Trial) of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety.

(d)         Headings.  Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(e)         Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same instrument.  Delivery of an executed counterpart of this Agreement by facsimile or by electronic mail delivery of an electronic version (e.g., .pdf or .tif file) of an executed signature page shall be effective as delivery of an original executed counterpart hereof and shall bind the parties hereto.

(f)         Entire Agreement.  This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

(g)         Severability.  In case any provision of or obligation under this Agreement shall be invalid, illegal or unenforceable in any applicable jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(h)         Successors/Assigns.  This Agreement shall bind, and the rights hereunder shall inure to, the respective successors and assigns of the parties hereto, subject to the provisions of the Credit Agreement and the other Financing Documents.

MidCap / Williams / Amendment No. 4 to Credit Agreement

IN WITNESS WHEREOF, intending to be legally bound, and intending that this document constitute an agreement executed under seal, the undersigned have executed this Agreement under seal as of the day and year first hereinabove set forth.

AGENT:	MIDCAP FUNDING IV TRUST,
as Agent

	By:	Apollo Capital Management, L.P.,
its investment manager

	By:	Apollo Capital Management GP, LLC,
its general partner

	By:	/s/ Maurice Amsellem
Name: Maurice Amsellem
Title: Authorized Signatory

LENDER:	MIDCAP FUNDING IV TRUST,
as a Lender

	By:	Apollo Capital Management, L.P.,
its investment manager

	By:	Apollo Capital Management GP, LLC,
its general partner

	By:	/s/ Maurice Amsellem
Name: Maurice Amsellem
Title: Authorized Signatory

[Signatures Continue on Following Page]

MidCap / Williams / Amendment No. 4 to Credit Agreement

BORROWERS:
WILLIAMS INDUSTRIAL SERVICES GROUP INC.
GLOBAL POWER PROFESSIONAL SERVICES INC.
WILLIAMS INDUSTRIAL SERVICES GROUP, L.L.C.
WILLIAMS INDUSTRIAL SERVICES, LLC
WILLIAMS SPECIALTY SERVICES, LLC
WILLIAMS PLANT SERVICES, LLC
WILLIAMS GLOBAL SERVICES, INC.
CONSTRUCTION & MAINTENANCE PROFESSIONALS, LLC
BRADEN HOLDINGS, LLC
STEAM ENTERPRISES, LLC
GPEG, LLC

	By:	/s/ Randall R. Lay
Name:Randall R. Lay
Title:Chief Financial Officer

MidCap / Williams / Amendment No. 4 to Credit Agreement